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Exhibit 99.2

CONSENT OF JEFFERIES LLC

March 27, 2013

The Board of Directors of Copano Energy, L.L.C.
1200 Smith Street
Suite 2300
Houston, TX 77002

        We hereby consent to the inclusion of our opinion letter dated January 29, 2013 to the Board of Directors of Copano Energy, L.L.C. ("Copano") as Annex D to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 of Kinder Morgan Energy Partners, L.P. relating to the proposed merger (as defined therein), and to the references to such opinion and our firm in such proxy statement/prospectus under the captions entitled "SUMMARY—Opinions of Copano's Financial Advisors—Jefferies Fairness Opinion" and "PROPOSAL 1: THE MERGER—Opinions of Copano's Financial Advisors—Jefferies Fairness Opinion." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above referenced Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

JEFFERIES LLC
By:	/s/ PETER BOWDEN Peter Bowden Managing Director, Head of Midstream/MLPs

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  Exhibit 99.2
CONSENT OF JEFFERIES LLC